UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2007

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1169 Pittsford-Victor Rd, Bldg 3 Suite 125, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-248-0740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 31, 2007 James Y. Gleasman, the company's Chief Executive Officer, made the following statements on the company's website www.torvec.com :

Message from the CEO
May 31, 2007

I have repeatedly said that Torvec has a policy to furnish our shareholders with as much information as we are able as soon as we are able. In our May 21, 2007 Update, we shared with you comments made by a member of one of the racing teams about the high performance of our IsoTorque differential. In this Update, I want to share a letter we received from the President and Chief Executive Officer of Impact Engineering, Inc., a company that is working with Ford and Eaton on the hydraulic launch assist program.

Needless to say, this represents a tremendous opportunity for Torvec:

May 25, 2007
Messrs. Jim and Keith Gleasman
Torvec
1169 Pittsford Victor Road
Pittsford, NY 14534

Dear Jim and Keith:

Thank you very much for hosting my visit yesterday and introducing me to your transmission innovations and to your engineers that work on them. There is nothing more convincing than to see actual prototype hardware being physically tested in a way that demonstrates your core engineering competencies, your ingenuity, and the veracity of your claims.

As a prime contractor for the U.S. Army, it is my job to conduct technical due diligence with potential subcontractors we are seriously considering for key roles. My expectations, although already quite high, were indeed exceeded. Very well done.

I know how precious time is for a small business, so I will get to the point of my visit. Our program with the Army is called HAMMER which stands for Hydraulic hybrids, Advanced Materials and Multi-fuel Engine Research. The subcontract role we are considering for Torvec at this time is one that would involve research funding well exceeding the funding levels available in normal federal government programs for small business innovation research.

The military demands technological superiority. It is ourjob to deliver it as quickly and efficiently as possible. The commercial automotive industry is no less demanding. Competition is exceedingly fierce. We must seek out the best of breed regardless of corporate size.

I look forward to discussing this opportunity with you further. Impact Engineering, Inc. and its partners are ready to proceed with vehicle baseline testing. Details will be provided in the next several days.

Sincerely,

Michael G. Cummins, P.E.
President & CEO

Sincerely,

James Gleasman
CEO

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

May 31, 2007	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO